UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2026
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On May 15, 2026, LanzaTech Global, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (together, the “Investors”), providing for the issuance and sale by the Company of an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, $0.0000001 par value per share (the “Common Stock”). The Shares were offered and sold for a purchase price of $10.00 per Share for gross proceeds of $20.0 million, before deducting placement agent fees and other offering expenses.
The Shares were offered in a registered direct offering (the “Offering”) pursuant to an effective shelf registration statement on Form S-3 (File No. 333-279239) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission.
The Offering is expected to close on May 18, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for general corporate purposes.
The Securities Purchase Agreement contains customary representations, warranties and covenants, of the Company and the Investors and other obligations of the parties. The Company also agreed to indemnify the Investors against liabilities under the Securities Act of 1933, as amended, and for certain losses arising as a result of a breach of the representations, warranties and covenants contained in the Securities Purchase Agreement. The representations, warranties and covenants contained therein were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof.
The following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Securities Purchase Agreement and (ii) the legal opinion of Simpson Thacher & Bartlett LLP, relating to the validity of the issuance and sale of the Shares in the Offering.
PIPE Subscription Agreement Amendment
As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, on May 10, 2026, the Company and LanzaTech Global SPV, LLC (“LT Global”) entered into a subscription agreement (the “Subscription Agreement”), pursuant to which LT Global purchased on May 13, 2026, in a private placement, 1,000,000 shares of Common Stock at a per share purchase price of $10.00 (the “Purchase Price”). The Subscription Agreement also provided that each of LT Global and the Company shall have the right from time to time, upon written notice to the other, to require the issuance and purchase of a number of additional shares of Common Stock at the Purchase Price for an aggregate purchase price of up to $20,000,000 (the “Full Additional Shares Amount”) at any time and from time to time prior to May 13, 2027, subject to the terms and conditions set forth in the Subscription Agreement. In addition, in order for the Company to require the purchase of additional shares with a value in excess of $10,000,000, the Company must establish that it had less than $40,000,000 of cash on its balance sheet as of the last day of the most recently ended calendar month (the “Cash Requirement”). The Subscription Agreement also provided LT Global with certain consent rights with respect to future financings by the Company.
On May 15, 2026, LT Global consented to the Offering and in connection therewith, the Company and LT Global entered into an amendment to the Subscription Agreement (the “Amendment”), which both lowered the Cash Requirement from $40,000,000 to $30,000,000 and provided that such Cash Requirement will apply with respect to the Full Additional Shares Amount.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Simpson Thacher & Bartlett LLP.
10.1	Form of Securities Purchase Agreement, dated May 15, 2026.
10.2	Amendment No. 1 to the Subscription Agreement, dated May 15, 2026, between the Company and LanzaTech Global SPV, LLC.
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: May 18, 2026	By:	/s/ Maryann Maas
	Name:	Maryann Maas
	Title:	Interim General Counsel
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